Exhibit 10.14.1

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

MANAGEMENT AGREEMENT

dated as of August 3, 2005

by and between

NEWSTAR CREDIT OPPORTUNITIES FUND, LTD.,

                                                       The Fund

AND

NEWSTAR FINANCIAL, INC.,

                                                        As Manager

TABLE OF CONTENTS

(continued)

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MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of August, 2005, by and among NEWSTAR CREDIT OPPORTUNITIES FUND, LTD., an exempted company organized under the laws of the Cayman Islands (the “Fund”) and NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar”), as manager (in such capacity, the “Manager”).

WHEREAS, the Fund has been organized for the purpose of acquiring, holding and disposing of loans, other debt instruments and other assets, and desires to appoint the Manager to perform various services for the Fund;

WHEREAS, the Manager is willing to perform such services under the terms and conditions hereinafter set forth;

WHEREAS, the Manager has received a copy of the Memorandum of Association and the Articles of Association of the Fund, as amended through the date hereof (the “Memorandum and Articles”) and the form of Subscription Agreement relating to the sale of Shares in the Fund (each such Subscription Agreement accepted and entered into by the Manager on behalf of the Fund, a “Subscription Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation.

(a) Each capitalized term used herein that is not otherwise defined herein shall have the meaning set forth in the Memorandum and Articles as hereinabove defined. As used in this Agreement:

Advisory Committee means the advisory committee of the Fund as appointed by the Board of Directors from time to time.

Affiliate means, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such first Person, or (ii) any other Person who is a director, officer, employee, manager or general partner (1) of such Person, or (2) of any Person described in clause (i) above, provided that any shareholder of the Manager shall not be an Affiliate of the Fund solely by reason thereof. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Assets means the loans, other debt instruments and other assets of whatever kind or nature owned by the Fund.

Board of Directors has the meaning set forth in Section 2(a).

Carrying Value has the meaning set forth in Section 8(a).

Confidential Memorandum has the meaning set forth in Section 4.

Disabling Conduct means fraud, willful misconduct or gross negligence by the Manager in the conduct of its duties as Manager hereunder or under the Fund Documents.

Effective Date has the meaning set forth in Section 19(c).

Fee Reduction Amount has the meaning set forth in Section 8(b).

Fund Documents means the Memorandum and Articles, the Subscription Agreements and any other document, contract or agreement hereafter entered into by the Manager with the Fund pursuant to which the Manager has rights, duties and obligations relating to the Fund or the Assets on behalf of the Fund.

Indemnified Person has the meaning set forth in Section 13.

Independent Investment Professional has the meaning set forth in Section 7.

Investment Guidelines has the meaning set forth in Section 2(b).

Investment Vehicle has the meaning set forth in Section 4(a)(vi).

Loss Recovery Account has the meaning set forth in Section 8(c).

Losses has the meaning set forth in Section 13.

Management Fee has the meaning set forth in Section 8(a).

Performance Fee has the meaning set forth in Section 8(c).

Performance Period has the meaning set forth in Section 8(c).

Person means an individual, corporation (including a business trust), company, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

Related Party has the meaning set forth in Section 19(b).

Sponsoring Shareholder means Och-Ziff Capital Management Group and its Affiliates, collectively.

(b) Unless the context otherwise requires, (i) ”or” is not exclusive; (ii) ”including” means including without limitation; (iii) words in the singular include the plural and words in the plural include the singular; (iv) any document, contract, agreement, instrument, certificate or statute defined or referred to herein or in any document, contract, agreement, instrument or certificate delivered in connection herewith means such document, contract, agreement, instrument, certificate or statute as from time to time amended, modified or supplemented; and (v) references to any party hereto or to any other Person are also to its permitted successors and assigns.

2. Appointment of the Manager.

(a) Effective upon the execution and delivery of this Agreement and until this Agreement is terminated in accordance with Section 18 hereof, the Fund hereby appoints the Manager to (i) act as investment manager of the Fund with full and complete discretion and authority, except as otherwise expressly provided herein or as may be required by law, to undertake the investment, reinvestment and investment-related activities with respect to the Assets of the Fund set forth herein and in the Fund Documents, (ii) to provide administrative, Asset credit analysis, Asset due diligence, monitoring, reporting, asset management and other services to the Fund, (iii) to perform the activities the Manager is required or permitted to perform under the Fund Documents, and (iv) to perform such other acts and exercise such additional powers as set forth herein and as otherwise shall from time to time be approved by, or delegated to the Manager by, the board of directors (the “Board of Directors”) of the Fund and accepted by the Manager. The Manager accepts such appointment and shall, subject to the terms hereof, perform its obligations hereunder and under the Fund Documents in good faith, using a degree of skill, care and attention no less than that which it exercises with respect to comparable assets that it manages for itself and its Affiliates in accordance with its practices and procedures from time to time.

(b) The Fund hereby designates and appoints the Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the Fund (except as expressly provided herein, in the Fund Documents, or as may be required by law) to carry out the following with respect to the Fund and/or with respect to the Assets of the Fund: (i) to effect any and all transactions in or related to the Assets of the Fund subject to the Investment Guidelines and Restrictions attached hereto as Exhibit A (the “Investment Guidelines”); (ii) subject to the Investment Guidelines, to make all decisions relating to the manner, method and timing of acquisition of the Fund’s Assets, and of the disposition thereof, (iii) to make all decisions relating to the manner, method and timing of financing of any of the Fund’s Assets or borrowing on behalf of the Fund; (iv) to give, make, execute and deliver in the name and on behalf of the Fund all documents, agreements, contracts, instruments, endorsements, certificates, notices, filings, recordings and other communications of any nature whatsoever, and to take all such other actions which the Manager considers necessary or advisable to carry out its duties hereunder and under the Fund Documents. This power-of-attorney is a continuing power and shall remain in full force and effect unless and until revoked by the Fund in writing as of the Effective Date, if any, as the Manager resigns or is removed pursuant to Section 19 hereof, but any such revocation shall not affect any transaction committed to prior to receipt of such notice of revocation.

3. Acceptance by Manager. The Manager hereby accepts its engagement as the manager of the Fund and agrees to perform its duties hereunder and to manage the Assets of the Fund in accordance with the terms and conditions of this Agreement.

4. Services Generally; Authority of the Manager.

(a) The Manager will manage the routine activities of the Fund and perform or supervise the performance of such administrative functions necessary in the management of such activities as may be required under the Fund Documents or in connection with the Fund’s activities as described in the Confidential Offering Memorandum, dated July, 2005, of the Fund, as the same may be amended, supplemented or revised from time to time (the “Confidential Memorandum”). In connection with its obligations hereunder, the Fund hereby grants the Manager the authority for and in the name of the Fund, subject to the Investment Guidelines and the other limitations in each case as applicable hereunder:

(i) to accept and enter into any Subscription Agreements and any other agreements with any Shareholder of the Fund;

(ii) to purchase, hold, sell, transfer, exchange, mortgage, pledge, grant a security interest in, and otherwise act to acquire, hold, finance and/or dispose of and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Fund Assets, including but not limited to financing Assets owned by the Fund as set forth in clause (iii) and/or selling or otherwise transferring Assets owned by the Fund to any Investment Vehicle in exchange for cash and/or interests in such Investment Vehicle, to make such representations with respect to any of the foregoing that the Manager may deem proper in such circumstances, and to execute and deliver any documents, contracts, agreements, instruments or certificates and to give or make any notices, filings, recordings or other communications, in any case necessary or desirable, in the discretion of the Manager, with respect to any of the foregoing;

(iii) to borrow or raise monies, from time to time, without limit as to the amount or manner and time of repayment, and to issue, accept, endorse and execute promissory notes or other evidences of indebtedness, and to secure the payment thereof, by mortgage upon or the grant of a security interest in, pledge, conveyance or assignment in trust of the whole or any part of the Assets of the Fund whether at the time owned or thereafter acquired, including but not limited to causing the Fund to obtain indebtedness via the use of term securitizations in order to partially finance the acquisition and holding of Fund Assets, or causing the Fund to enter into shorter-term borrowings such as, for example, warehouse facilities, repurchase agreements and subscription agreement financings (which may be secured by a pledge by the Fund of its rights under the Subscription Agreements to require Shareholders to purchase additional Shares);

(iv) to initiate and direct any optional borrowing, prepayment or redemption, or to make any other decision on behalf of the Fund, relating to any financing or other borrowing entered into by the Fund;

(v) to make any determination with respect to the Fund’s exercise of any rights or remedies with respect to any Asset or with respect to any offer relating thereto including:

(1) voting and consent rights relating to any amendment, modification, supplement, waiver, offer or other matter with respect to which the Fund has voting or consent rights,

(2) rights and remedies arising with respect to any default or event of default by any borrower, obligor or issuer in respect of any Asset or any acceleration with respect thereto,

(3) rights and remedies arising in connection with the bankruptcy or insolvency of any borrower, obligor or issuer with respect to any Asset or the consensual or non-judicial restructuring of the debt or equity of any borrower, obligor or issuer of any Asset,

(4) participating in any committees or other official or unofficial groups formed by creditors or by equity investors of any borrower, obligor or issuer of any Asset, and

(5) initiating or participating in lawsuits relating to any of the foregoing provisions in this clause (v) or any other action with respect thereto not inconsistent with the terms of this Agreement;

(vi) to determine whether any Fund Assets should be transferred to any subsidiary or other Affiliate of the Fund or to any warehouse, securitization or other investment vehicle in which the Fund will own Assets directly or indirectly (each such entity, an “Investment Vehicle”) and, if necessary or desirable in the discretion of the Manager, to enter into any documents, contracts, agreements, instruments and certificates with respect thereto, to consult with any placement agents, underwriters, rating agencies and other service providers with respect thereto and to provide any information requested in connection therewith (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law);

(vii) to monitor the Assets on behalf of the Fund on an ongoing basis, and to provide or cause to be provided to the Fund such information with respect to the Assets or any other activities undertaken by the Manager on behalf of the Fund, as the Board of Directors may reasonably request, to the extent such information is reasonably available to the Manager (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law);

(viii) to lend Assets which are, from time to time, owned or held by the Fund;

(ix) to engage attorneys, independent accountants and such other Persons as the Manager may deem necessary or advisable;

(x) to open, maintain, conduct and close accounts with any bank, other financial institution, securities intermediary, custodian or trustee and to issue orders and directions to any bank, other financial institution, securities intermediary, custodian or trustee at which the Fund maintains an account with respect to the disposition and application of monies or Assets of the Fund from time to time held thereby;

(xi) to open, maintain, conduct and close accounts, including margin accounts, with any broker, dealer or investment concern, to issue orders and directions to any broker, dealer or investment concern at which the Fund maintains an account with respect to the disposition and application of monies or Assets of the Fund from time to time held by such broker, dealer or investment concern, and to incur on behalf of the Fund brokerage commissions;

(xii) to enter into clearing agreements, broker’s agreements, margin agreements, swaps, and other derivative transactions and/or agreements; and

(xiii) to perform any other act necessary or desirable in the discretion of the Manager to enable the Manager to perform any other duties required or permitted to be performed by the Manager on behalf of the Fund hereunder or under any Fund Document.

(b) The obligations of the Manager relating to the Fund’s Assets under this Section 4 are subject to the Manager’s timely receipt from those Persons, if any, responsible for the delivery or preparation of information relating to such Assets in sufficient time and with sufficient detail so that the Manager may reasonably make determinations and recommendations with respect thereto consistent with the Manager’s standard of conduct set forth in Section 2(a).

(c) The Manager may rely upon, and will incur no liability for relying upon, (i) any source of information of a type customarily used by firms performing services similar to those services provided by the Manager under this Agreement including, without limitation, oral representations by agents or representatives of such sources and information provided by pricing services and rating agencies; and (ii) advice of such counsel, accountants or other advisors as the Manager determines, in its sole discretion, reasonably appropriate in connection with the services provided by the Manager under this Agreement.

(d) The Manager may perform any or all of its duties (including rendering investment advice) hereunder or under the Fund Documents directly or by or through agents, accountants, experts, attorneys, nominees or Affiliates. The Manager will exercise reasonable care in the selection of any such third parties. Any fees and expenses of any such third parties (except as otherwise provided in Section 9 or Section 10 hereof) shall be borne by the Manager. The Manager shall remain fully responsible and liable for its duties and obligations hereunder and under the Fund Documents notwithstanding any delegation to any such third party. Performance by any such third party of any of the duties of the Manager hereunder or under the Fund Documents shall be deemed to be performance thereof by the Manager.

(e) The Manager has established policies and procedures relating to the allocation of investment opportunities as among NewStar, the Fund, and any other clients, funds or managed accounts advised by NewStar. In general, investment decisions for each client of the Manager are made independently from those of other client accounts and are made with specific reference to the individual needs, objectives and restrictions of each account. At times, the Manager will seek to acquire or dispose of the same investments for more than one client account. Such general allocation policies and procedures are designed to assure that buy and sell opportunities which have been aggregated among clients are allocated fairly so that, over time, clients are treated equitably given their investment objectives and restrictions. The policies and procedures instituted by the Manager shall include an allocation methodology in respect of investment opportunities suitable for NewStar, the Fund and any other clients. The Manager shall present such schedule to the Shareholders from time to time on at least an annual basis. So long as the Manager is NewStar, to the extent that the Manager receives an offer to sell any assets held by NewStar and the Fund, the Manager shall sell such assets ratably as between NewStar and the Fund. The Manager will endeavor to resolve conflicts with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and in accordance with applicable law. The Manager will perform its duties hereunder in accordance with such policies and procedures, and the Manager will make periodic reviews of such policies and procedures to consider improvements.

(f) Nothing in this Agreement, the Fund Documents nor any other Manager Document shall require the Manager to disclose any information that it or NewStar is prohibited from disclosing as a result of confidentiality restrictions imposed on it by contract or by applicable law.

5. Status of the Manager. The Fund and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them. The Manager shall for all purposes be an independent contractor and not an agent of the Fund.

6. Investments in Fund Assets. All investments in Assets of the Fund shall at all times conform to and be in accordance with the requirements imposed by:

(a) any provisions of applicable law;

(b) the provisions set forth in the Investment Guidelines, as the same may be amended, supplemented or revised from time to time by the Board of Directors as necessary to conform with applicable law; and

(c) such policies as may be adopted from time to time by the Manager in consultation with the Independent Investment Professional, the Board of Directors and/or the Advisory Committee of the Fund.

7. Independent Investment Professional. The Fund shall retain an independent investment professional (the “Independent Investment Professional”) appointed by the Shareholders of the Fund and by the Board of Directors of the Fund with the consent of the Manager. The Independent Investment Professional shall have no professional or familial affiliation with the Manager or any of its consolidated Affiliates, and will be directly compensated by the Fund for his or her services. Pursuant to the Investment Guidelines, the approval of the Independent Investment Professional will be required for, among other things, any and all purchases of Fund Assets or sales by the Fund of any Asset, which approval will require that any such purchase or sale by the Fund will take place on an arms length basis at fair market value (as more fully described in the Investment Guidelines). The Manager may confer with the Independent Investment Professional prior to the closing of a transaction by NewStar or by its Affiliates and in advance of an offer to sell to the Fund, solely for the purposes of pre-qualifying the Fund’s potential interest in purchasing an Asset. Under no circumstances will the Independent Investment Professional or the Fund have any influence over or involvement in the origination, structuring, negotiation or terms of such Asset.

8. Fees.

(a) The Manager will receive from the Fund a monthly management fee (the “Management Fee”), calculated for each Series of each Class of Shares (including Common Shares and Preferred Shares) and payable monthly in arrears, at a monthly rate equal to ***% (***% per annum) (or such other amount as may be applicable to the relevant Series and Class) of the Carrying Value of the total gross assets attributable to the applicable Series and Class and owned by the Fund or any subsidiary or Affiliate thereof (including any Investment Vehicle in which the Fund owns equity) as of the end of each calendar month, to the extent of the Fund’s equity ownership therein, subject to any Fee Reduction Amount as described below. The Manager may reduce or waive the Management Fee with respect to any Class or Series, without notice to or the consent of the Shareholders of any other Class or Series. For purposes hereof, the “Carrying Value” of any Asset held by the Fund or any Affiliate thereof, shall be determined as such Asset’s gross asset value (gross of general loan loss reserves) as reported for U.S. generally accepted accounting principles purposes, as determined by the Manager. In determining the Carrying Value of the Assets held by the Fund, the Manager shall generally value Fund holdings in accordance with NewStar’s Credit Policy and Procedures Manual, except that the accounting for loss reserves may differ as between NewStar and the Fund; provided, however, that to the extent that NewStar creates a specific reserve against an asset held by NewStar (which asset corresponds to the same asset held by the Fund), then the Fund shall make a write-down of such corresponding asset in an amount proportionately equal to the reserve created by NewStar (which write-down shall decrease the aggregate Carrying Value of the Fund’s Assets by a corresponding amount).

(b) To the extent that the Manager or its Affiliates receive any senior base management fees in respect of CLO or other Investment Vehicle through which the Fund owns an equity interest in loans or other debt instruments, an amount equal to the Fund’s proportionate share (based on its equity interest therein) of such fees (the “Fee Reduction Amount”) shall be applied to the Fund to reduce the Management Fees otherwise payable by the Fund. Any other fee income earned by the Manager or its Affiliates as part of its business relating to syndication, agency, administration, structuring, private placement, advisory or other services shall not be applied to the Fund.

(c) If earned, the Fund will pay to the Manager a performance-based fee (the “Performance Fee”) equal to ***% (or such other amount as may be applicable to the relevant Series and Class) of the Net Profits (as defined below) of each Class or Series of Shares (including Common Shares and Preferred Shares) for each Performance Period (as defined below), provided that the aggregate balance in the Loss Recovery Account (as defined below) with respect to such Class or Series has been reduced to zero. The Performance Fee will generally be allocated proportionately to each Shareholder in the same Class and Series for each such period. All Performance Fees shall be paid when earned.

The Fund will maintain a memorandum loss recovery account (a “Loss Recovery Account”) for each Series of each Class, the opening balance of which will be zero. At the end of each Performance Period, any Net Losses relating to each Class or Series for that Performance Period will be added to the Loss Recovery Account for such Class or Series and any Net Profits relating to such Class or Series for that Performance Period will be subtracted. The Loss Recovery Account will be reduced proportionately with respect to any Shares redeemed and dividends paid. The balance in a Loss Recovery Account will never be reduced below zero for any Performance Period. The “Performance Period” is generally a fiscal year, but may also end earlier upon the liquidation and winding up of the Fund or upon the removal of the Manager. Performance Periods also end with respect to a particular Shareholder on the date of any redemption of Shares or upon a Redemption Payment Date, as applicable to any such Shareholder. For purposes hereof, “Net Profits” shall have the meaning set out in the Confidential Memorandum.

(d) Payment of the Management Fee and Performance Fee shall be made in U.S. Dollars when such fees are earned.

(e) The Manager may, in its sole discretion, elect to decrease or waive the Management Fee and/or Performance Fee it receives with respect to any Class or Series of Shares (through a reduction to such Class or Series of a portion of the Management Fee and/or Performance Fee otherwise charged to such Class or Series), without the consent of or notice to the Shareholders of any other Class or Series.

(f) Except as otherwise provided in Section 9 or Section 10 below, the Manager will pay all normal operating expenses incidental to the provisions of its day-to-day administrative services to the Fund, including its own overhead.

(g) In the event that the Manager resigns or is removed as contemplated by Section 19 below, the Manager shall be entitled to receive the amounts set forth in Section 19(d) below.

9. Expenses of the Fund. Except as otherwise provided in Section 8(f) or Section 10 relating to expenses payable by the Manager, the Fund will pay all fees, costs, expenses and liabilities in connection with its operations, including but not limited to the following incurred by the Fund or by or on behalf of the Manager on behalf of the Fund:

(a) Management Fees and Performance Fees;

(b) fees and expenses of legal counsel for the Fund and for the Manager, as applicable, in connection with the transactions contemplated by the Confidential Memorandum including the organization of the Fund, the entering into of this Agreement and the Fund Documents (including, without limitation, such costs and expenses incurred prior to the Initial Closing);

(c) fees, costs and expenses associated with issuance of additional Shares of the Fund;

(d) fees, costs and expenses of the Independent Investment Professional;

(e) expenses, if any, of members of the Board of Directors and of the Fund’s Advisory Committee;

(f) fees, costs and expenses of the Cayman Islands administrator for the Fund, if any, and of any other third party administrator, and any governmental, registration, license or membership fees payable to any regulatory or self-regulatory organization;

(g) fees, costs and expenses related to the purchase, holding and disposition of Fund Assets (to the extent not reimbursed by borrowers, obligors or issuers of such Assets) including, without limitation, fees and expenses incurred in connection with the evaluation of a specific investment opportunity being evaluated on behalf of the Fund, whether or not purchased by the Fund, and investment-related travel;

(h) fees, costs and expenses or other amounts payable to custodians, trustees, securities intermediaries, lawyers, accountants, special servicers, property managers, independent valuation agents and other third party service providers, independent contractors, consultants, experts or agents engage by the Fund or by or on behalf of the Manager on behalf of the Fund including, without limitation, in connection with the performance by the Manager of its obligations under this Agreement and the Fund Documents with respect to the Assets or otherwise, and any potential or actual litigation or other proceedings arising therefrom or relating thereto, including, without limitation, in connection with the following:

(i) the credit analysis, due diligence, evaluation, transfer or restructuring of any Asset or any exchange or other offer with respect thereto,

(ii) any amendment, modification, consent, waiver or restructuring with respect to an Asset or with respect to this Agreement or the Fund Documents,

(iii) any enforcement of rights or remedies of the Fund or of the Manager on behalf of the Fund with respect to any Asset, this Agreement or the Fund Documents,

(iv) servicing advances and protective advances and expenses such as taxes, insurance and the like, advanced on behalf of the Fund or on behalf of any borrower, obligor or issuer of any Asset to protect the Fund’s interests in the Assets or the value of the Assets which are determined by the Manager to be necessary or desirable,

(v) reasonable travel and travel-related out of pocket expenses (including airfare, meals, lodging and other transportation) in performing duties with respect to the Fund and the Assets on behalf of the Fund or otherwise under this Agreement or the Fund Documents, and

(vi) fees and expenses incurred by or on behalf of the Manager in obtaining legal advice with respect to the Manager’s obligations or rights under applicable law or under this Agreement or the Fund Documents

(i) fees, costs and expenses related to any indebtedness incurred by the Fund or by any subsidiary thereof including fees, costs and expenses related to warehouse financings, term financings and related financing vehicles including, without limitation, fees, costs and expenses of lenders providing such financing which are payable by the Fund, custodian, securities intermediaries, trustees, legal counsel and accountants, and the payment of any indebtedness which is recourse to the Fund;

(j) fees, costs and expenses related to Investment Vehicles, to the extent that the Fund has an equity interest therein, including, without limitation, fees, costs and expenses of placement agents, rating agencies, custodians, securities intermediaries, trustees, legal counsel and accountants;

(k) Wall Street office fees, and fees and expenses for accounting (including accounting software packages), pricing and information services obtained on behalf of the Fund;

(l) fees, costs and expenses relating to internal and external accounting, audit, audit review and preparation of any required financial statements, reports and any tax returns or tax information required of the Fund or required to be provided by the Fund to its Shareholders or to any other person; and payment of taxes of the Fund;

(m) brokerage commissions or fees;

(n) costs and expenses of the Fund’s annual meeting;

(o) costs of insurance; litigation and indemnity expenses;

(p) occupancy expenses;

(q) fees and expenses of the attorneys of the Fund in connection with advice relating to the legal affairs of the Fund; and

(r) any other fees, costs and expenses reasonably incurred in connection with the Fund’s activities and other extraordinary expenses incurred by the Fund;

provided, however, that, without the consent of 51% of the outstanding Shares (with all Shares voting as a single class), the annual expenses of the Fund (other than Management Fees, Performance Fees, organizational expenses of the Fund, expenses of the Independent Investment Professional, insurance costs, audit expenses and interest expense and associated financing costs) shall not exceed $250,000.

Such costs, fees and expenses shall be promptly paid by or on behalf of the Fund to the Person to whom they are owed or shall be promptly reimbursed to the Manager, if paid by the Manager, from time to time as determined by the Manager in its commercially reasonable judgment. The Fund shall also be responsible for the payment of its organizational and offering expenses and may amortize organizational expenses in accordance with U.S. generally accepted accounting principles.

To the extent that any unreimbursed fees, costs or expenses related to an investment in Fund Assets also relate to an investment made by any other co-investor (including but not limited to the Manager), then such fees, costs or expenses shall be borne by the Fund and each such co-investor pro rata in accordance with their relative participation in such investments.

To the extent that there is any overlap between Manager and Fund expenses, the Manager will in good faith seek to allocate such expense item between the Manager and the Fund, based on the degree to which such expense is related, on the one hand, to the Manager’s own activities and, on the other hand, to the activities of the Fund. The Manager may issue a Contribution Notice if necessary to fund any amounts due and owing under this Agreement.

10. Expenses of the Manager. Except as otherwise provided in Section 9, the Manager shall be responsible for all of its ordinary expenses incurred in the performance of its obligations under this Agreement and under the Fund Documents, including the fees and expenses of any third party employed by the Manager pursuant to Section 4(d) except as otherwise expressly provided herein or therein.

11. Authority. Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust or other instrument to which it is a party or to which it or any of its property is subject and that this Agreement constitutes a valid and binding obligation of such party enforceable in accordance with its terms.

12. Limits of Manager Responsibility. Notwithstanding anything set forth in this Agreement or the Fund Documents, the Manager assumes no responsibility hereunder or thereunder other than to render the services called for hereunder and thereunder applicable to it in good faith and, neither the Manager nor any other Indemnified Person shall be responsible for any action or inaction of the Fund, the Independent Investment Professional, any Director of the Fund, any Shareholder, or any trustee, custodian, securities intermediary, attorney, accountant or other service provider to or on behalf of the Fund in following or declining to follow any advice, recommendation or direction of the Manager or for any action or inaction thereof. Neither the Manager nor any other Indemnified Person shall be liable to the Fund or any other Person (i) for any acts or omissions or alleged acts or omissions by the Manager or by any other Indemnified Person under or in connection with this Agreement or the Fund Documents applicable to it, or (ii) for any decrease in the value of the Assets or change in status of the Assets, except that the Manager shall be liable to Fund with respect to (i) and (ii) above, by reason of acts or omissions constituting willful misfeasance, fraud, bad faith or gross negligence in the performance of its obligations hereunder or under the Fund Documents applicable to it.

13. Indemnification. The Fund shall indemnify the Manager and its Affiliates, shareholders, directors, officers, employees, agents and representatives (each an “Indemnified Person”), against any and all costs, losses, claims, demands, charges, damages or liabilities of any nature whatsoever, joint or several, including, without limitation, attorney’s fees and disbursements and costs and expenses relating to investigating or defending any demands, charges or claims (collectively, “Losses”), resulting in any way from the acts or omissions or alleged acts or omissions of an Indemnified Person or the performance or non-performance of an Indemnified Person’s duties hereunder, except that the Manager will not be indemnified for Losses that are ultimately determined to be the result of its own willful misfeasance, fraud, bad faith or gross negligence in the performance of its obligations and duties hereunder. The above exception notwithstanding, the Fund shall advance to each Indemnified Person (to the extent that the Fund has available assets and need not borrow to do so) reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such acts, omissions, performance or non-performance. Each Indemnified Person (including, without limitation, the Manager) agrees, that in the event it receives any such advance, it shall reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Section 13.

14. Reports.

(a) The Manager will send, or will cause to be sent, to the Fund such information reasonably obtainable by the Manager concerning the Fund and the Fund Assets as shall be required by law or by the Memorandum and Articles, or as the Board of Directors of the Fund or the accountants of the Fund deem necessary (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law). In addition, the Manager will use commercially reasonable efforts so that the Shareholders receive annual audited financial statements of the Fund within 90 days of each calendar year-end, and quarterly unaudited financial statements of the Fund within 45 days after the end of each calendar quarter of the Fund. The Manager will hold annual meetings of the Fund in order to provide Shareholders with the opportunity to review and discuss with the Manager and its employees the Fund’s investment activities and portfolio investments.

(b) The Fund acknowledges that the Manager is not registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended and accordingly, is not subject to the record keeping and certain other provisions of such Act.

15. Valuation. The Manager shall determine the Carrying Value of the Fund’s Assets in accordance with the determination of Carrying Value as described in Section 8 above and otherwise as required by the Memorandum and Articles. The Manager shall determine the net asset value of the Fund or of any Class or Series of Shares of the Fund in accordance with the Memorandum and Articles.

16. Additional Activities of the Manager and its Affiliates.

(a) Nothing herein shall prevent the Manager or any of its Affiliates from engaging in its or their businesses or from rendering services of any kind to the Fund and any of its Affiliates or any other Person to the extent permitted by applicable law provided that the Manager shall devote such time as is necessary or appropriate to rendering the services required of it hereunder. Each of the Manager and its Affiliates may manage other portfolios, companies, funds and accounts that invest in assets similar to the Assets or are eligible for purchase by the Fund. Without prejudice to the generality of the foregoing, the Manager, its Affiliates and any partners, managers, members, stockholders, directors, officers, employees and agents of the Manager or any of its Affiliates may, on behalf of themselves or other Persons, subject to any express limitations with respect thereto specified in this Agreement (including, without limitation, the Investment Guidelines) and the Fund Documents and subject to applicable law, among other things:

(1) serve as directors (whether supervisory or managing), partners, managers, officers, employees, agents, nominees or signatories for the Fund or any Affiliate thereof, or for any borrower, obligor or issuer of any of the Assets, or any manager or general partner of any of the foregoing, to the extent permitted by their respective organizational documents, as from time to time amended, or by any resolutions duly adopted thereby;

(2) receive fees for services of whatever nature rendered any borrower, obligor or issuer of any of the Assets;

(3) be retained to provide services unrelated to this Agreement to the Fund or its Affiliates and be compensated for such services;

(4) be a secured or unsecured creditor of, or hold an equity interest in, the Fund or any Affiliate thereof or any borrower, obligor or issuer of any of the Assets;

(5) sell any Asset to, or purchase any Asset from, the Fund while acting in the capacity of principal or agent, subject to the Investment Guidelines;

(6) serve as a member of any official or unofficial “creditors’ board” or “creditors’ committee” relating to any borrower, obligor or issuer of any Asset; and

(7) serve as the originator or lead agent with respect to any loan or other debt obligation all or a portion of which is included in the Assets (provided that the Manager is not acting as agent of the Fund with respect to such origination or lead agent activities, and provided, further, that the Manager on behalf of the Fund complies at all times with the Investment Guidelines as applicable).

(b) It is understood and the Fund hereby agrees that the Manager and any of its Affiliates may engage in any other business on behalf of itself and others, and furnish services of any kind to others, including Persons which may have investment policies similar to those followed by the Manager with respect to the Assets and which may own assets of the same or different class, or which are the same or different type, as the Assets. The Manager and any of its Affiliates will be free, in its or their sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets.

(c) Nothing contained in this Agreement or in the Fund Documents or in any other Manager Document shall prevent the Manager or any of its Affiliates, in accordance with applicable law, acting either as principal, or as agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, assets of the same kind or class, or assets of a different kind or class of the same borrower, obligor or issuer, as those Assets directed by the Manager to be purchased or sold by the Fund hereunder or under the Fund Documents. It is understood that, to the extent permitted by applicable law, the Manager, its Affiliates, and any officer, director, stockholder, member, manager, partner or employee of the Manager or any such Affiliate or any member of their families or a Person advised by the Manager may have an interest in a particular transaction or in assets of the same kind or class, or assets of a different kind or class of the same borrower, obligor or issuer, as those Assets whose purchase, management or sale the Manager may direct hereunder.

(d) Unless the Manager determines in its reasonable business judgment that such purchase or sale is appropriate, the Manager may refrain from directing the purchase or sale hereunder of assets to or from (i) Persons for which the Manager, its Affiliates or any officers, directors, partners, members, managers, stockholders or employees or any thereof are directors, officers, managers or general partners, (ii) Persons for which the Manager or any of its Affiliates acts as investment adviser or in any other capacity, or (iii) Persons about which the Manager or any of its Affiliates has information which the Manager deems confidential or non-public or otherwise might prohibit it from trading such assets in accordance with applicable law. The Manager shall not be obligated to utilize with respect to the Assets any particular investment opportunity of which it becomes aware.

17. Conflicts of Interest.

(a) The Manager shall not direct the Fund to acquire any Asset from the Manager or any of its Affiliates or any fund, account or portfolio for which the Manager or any of its Affiliates serves as investment adviser except in accordance with the applicable terms of the Investment Guidelines, this Agreement and the Fund Documents and in accordance with applicable law. The Manager shall not direct the Fund to sell any Asset to the Manager or any of its Affiliates or any fund, account or portfolio for which the Manager or any of its Affiliates serves as investment adviser except on an arms length basis at fair market value and in accordance with applicable law.

(b) The Fund hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Manager or its Affiliates or any fund, account or portfolio managed by the Manager or its Affiliates as described herein and in the Confidential Memorandum. The Manager will endeavor to identify and resolve such conflicts in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and in accordance with applicable law. To the extent that the Manager on behalf of the Fund decides to sell Assets of the Fund to the Manager or any of its Affiliates in accordance with the terms of this Agreement or that the Fund should purchase any Asset with respect to which any Affiliate of that Manager is a borrower or obligor thereunder, the Manager shall notify the Advisory Committee as to the facts and circumstances relating thereto prior to taking such action. In addition, to the extent that the Manager identifies any other reasonably foreseeable potential conflict in respect of which there is a reasonable expectation that such conflict would be considered material to a reasonably prudent fund manager placed in a similar position, then the Manager shall notify the Advisory Committee as to the facts and circumstances relating to such potential conflict prior to resolution thereof.

18. Term. This Agreement shall remain in effect during the term of the Fund, except that it may be sooner terminated upon the earlier to occur of the Effective Date of (i) the resignation of the Manager pursuant to Section 19(a) or (ii) any removal of the Manager as Manager of the Fund pursuant to Section 19(b).

19. Resignation; Removal of the Manager.

(a) The Manager may resign upon ninety (90) days’ prior written notice to the Fund and the Shareholders.

(b) The Manager may be removed as Manager of the Fund upon sixty (60) days’ prior written notice to the Manager after any Disabling Conduct has occurred and 66.67% of the outstanding Shares (with all Shares voting as a single class and excluding any Shares held by Shareholder which is a related party of the Manager (as determined by the Manager in consultation with its auditors, a “Related Party”)) have notified the Board of Directors of the Fund in writing of such desired removal. In the event of a removal of the Manager as contemplated above, the Board of Directors of the Fund shall send a notice of removal of the Manager to the Shareholders and the Manager immediately after the occurrence of any Disabling Conduct, and such removal shall be effective sixty (60) days thereafter if and only if the requisite written consent of Shareholders is obtained on or before such effective date. To the extent that, as of any point in time, there is no longer a Shareholder which is a Related Party, then the Manager may seek to modify this removal provision if necessary so that the Manager may avoid being required to consolidate the Fund on its balance sheet for accounting purposes; provided that any such modification shall require the written consent of at least 66.67% of the outstanding Shares (with all Shares voting as a single class).

(c) No removal, termination or resignation of the Manager shall be effective (the “Effective Date”) until the earlier to occur of (i) ninety (90) days’ after receipt by the Fund of notice of resignation by the Manager or (ii) sixty (60) days’ after receipt by the Manager of a notice of removal as described in clause (b) above (either such event, a “Manager Termination Event”). Upon a Manager Termination Event, the Board of Directors of the Fund will seek to appoint a successor manager which shall (i) have demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Manager under this Agreement, (ii) have agreed in writing to assume all of the Manager’s duties and obligations pursuant to this Agreement and the Fund Documents, (iii) be legally qualified and have the capacity to act as manager under this Agreement, and (iv) have satisfied such other requirements as the Board of Directors of the Fund shall determine.

(d) From and after the Effective Date of the resignation or removal of the Manager under this Section 19, the Manager shall not be entitled to compensation for further services hereunder, but shall be promptly paid all compensation accrued to the Effective Date of such resignation or removal and shall be entitled to receive any amounts owing then or thereafter under Sections 8, 9, 10 and 13, plus interest thereon (in respect of all compensation or other amounts payable to the Manager) at the prime rate announced from time to time by Wachovia Bank, NA and calculated from the date of accrual until the date of payment. On, or as soon as practicable after, the Effective Date of any such resignation or removal, the Manager shall deliver to the Fund or its designee as directed by the Board of Directors all property and documents belonging to the Fund or to the Fund Assets then in the possession of the Manager.

(e) If this Agreement is terminated pursuant to Section 18 or this Section 19, such termination shall be without any further liability or obligation of either party to the other except that Sections 8, 9 and 10 hereof shall survive any such termination with respect to amounts accrued and unpaid thereunder which are then or thereafter due to the Manager and Sections 12, 13, 19(e) and 21 through 30 hereof shall survive any such termination.

20. Clean Up Call. The parties expressly agree that at any time after the aggregate capital accounts of the Shareholders in the Fund are equal to or less than 10% of the aggregate capital commitments of Shareholders to the Fund on the Initial Closing Date, the Manager shall have the right (but not the obligation) to purchase all of the remaining Assets of the Fund; provided that such purchase takes place on an arm’s length basis at fair market value. Such sale must be consented to by the Independent Investment Professional on behalf of the Shareholders and the Fund, which consent shall not be unreasonably withheld so long as such sale is effected at a fair market value price that an unrelated third party would acquire such assets in an arm’s length transaction.

21. Governing Law. The parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York without regard, to the fullest extent permitted by law, to any conflicts of law rules which might apply the laws of any other jurisdiction.

22. Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered against receipt or upon actual receipt of or certified mail, return receipt requested, or, in the case of notice sent by facsimile or by electronic mail, upon confirmation of receipt thereof by electronic means, as follows:

If to the Manager:

NewStar Financial, Inc.
500 Boylston Street
Boston, MA 02116
Attention: John Woods
Fax Number:(617) 848-4300
Email Address: jwoods@newstarfin.com

If to the Fund:	With a copy to:

NewStar Credit Opportunities Fund, Ltd.	NewStar Financial, Inc.
c/o Walkers SPV Limited	500 Boylston Street
P.O. Box 908 GT	Boston, MA 02116
Walker House	Attention: John Woods

George Town, Grand Cayman	Fax Number:(617) 848-4300
Cayman Islands	Email Address:jwoods@newstarfin.com
Attention: Corporate Administration
Fax Number: (345) 945-4757

Any party may change the address, facsimile number or email address to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address, facsimile number or email address in conformity with the provisions of this Section 22 for the giving of notice.

23. Submission to Jurisdiction.

Each of the Manager and the Fund:

(a) irrevocably submits to the non-exclusive jurisdiction of any federal or New York state or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement or the Fund Documents.

(b) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal or New York state court;

(c) irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

(d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each of the Manager and the Fund irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address set forth in Section 22.

24. WAIVER OF JURY TRIAL.

EACH OF THE FUND AND THE MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE FUND AND THE MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

25. Entire Agreement. This Agreement and the Fund Documents contain all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

26. Amendments and Waivers. The Manager shall not be bound to comply with any amendment, modification, supplement or waiver to the Fund Documents until it has received a copy thereof from the Board of Directors. The Fund agrees that no amendment, modification, supplement or waiver of any Fund Document shall be valid or effective, and shall be void and without force and effect, unless and until the Manager shall have consented thereto in writing, if such amendment, modification, supplement or waiver adversely affects, or could reasonably be expected to adversely affect, the rights, obligations or liabilities of the Manager (including any fees or other amounts payable or reimburseable to the Manager, the priority thereof or any definition relating to any such right, obligation or liability) hereunder or thereunder in each case as determined by the Manager in its sole discretion. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement or any Fund Document on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement or any Fund Document.

27. Benefit of this Agreement; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the Fund, the Manager, each Indemnified Person, and their respective successors and permitted assigns. Any person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., any Indemnified Person entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent.

(b) Except as otherwise expressly provided herein, neither party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement; provided, however, that the Manager shall be permitted, without the consent of the Fund, the Board of Directors or any other Person, to assign any or all of its rights and delegate any or all of its obligations under this Agreement or under any Fund Document to any Affiliate of the Manager which (1) has the ability to professionally and competently perform the duties of the Manager hereunder or under any Fund Document, as applicable, and (ii) is legally qualified and has the capacity to act as Manager under this Agreement or under any Fund Document, as applicable. Any assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the Fund a counterpart of this Agreement or of any Fund Document, as applicable, naming such assignee as Manager hereunder and assuming the responsibilities relating thereto. Upon the execution and delivery of such a counterparty by the assignee, the Manager shall be released from further obligations pursuant to this Agreement or under any Fund Document, as applicable, except with respect to its acts and omissions prior to such assignment.

28. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

29. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

30. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

31. Power of Attorney.

The Fund hereby irrevocably (except as provided below) appoints the Manager its true and lawful agent and attorney-in-fact (with full power of substitution and delegation) in its name, place and stead and at its expense, in connection with the performance of the Manager’s duties provided for in this Agreement and in the Fund Documents including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder or thereunder, (b) to make all necessary transfers of Fund Assets in accordance herewith and therewith, (c) to execute (under hand, under seal or as a deed) and deliver on behalf of the Fund all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the Fund Documents relating to any Fund Asset or to the duties of the Manager hereunder or thereunder, the Fund hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement or any Fund Document as applicable thereto. Nevertheless, if so requested by the Manager, the Fund shall ratify and confirm any such act by executing and delivering to the Manager or as directed by the Manager all proper bills of sale, assignments, releases, endorsements and other instruments, documents and certificates as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Manager and any substitute agent or attorney-in fact appointed by the Manager pursuant hereto shall cease to have any power to act as the Fund’s agent or attorney-in-fact upon termination of this Agreement or, if sooner, the Effective Date of any removal or resignation of the Manager pursuant to Section 19 hereof, but any such expiration shall not affect any transaction committed to prior to such expiration.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as a deed as of the date set forth above.

NEWSTAR CREDIT OPPORTUNITIES FUND, LTD.

By:	/s/ Scott P. Lennon
Name:	Scott P. Lennon
Title:	Director

	Witnessed by:	/s/ John Cullinane
	Name:	John Cullinane

NEWSTAR FINANCIAL, INC.

By:	/s/ Timothy J. Conway
Name:	Timothy J. Conway
Title:	Chief Executive Officer

Exhibit A

Investment Guidelines and Restrictions

The Fund (and the Manager and the Independent Investment Professional acting on behalf of the Fund) and any other person acting on behalf or at the direction of the Fund, and any Affiliate of the Fund, will comply with all of the provisions set forth in this Exhibit A.

The Fund shall acquire, hold, lend and dispose of Assets only for its own account; and shall acquire and hold its Assets solely for investment with the expectation and intention of realizing a profit from income earned on the Assets and/or any rise in the value during the interval of time between acquisition and disposition.

The Fund shall not:

(i) act as, or engage in any activities customarily undertaken by, an agent, arranger, or structuring agent with respect to, or negotiate the terms of, any Asset or otherwise; provided, however, that nothing in this clause (i) shall prohibit the Fund from consenting or withholding consent, after the date on which Fund has acquired an Asset, to amendments or modifications of the terms of such Asset;

(ii) act as, hold itself out as, represent to others that it is, or engage in any activities customarily undertaken by, a dealer, middleman, market maker, retailer or wholesaler in any Assets, reference obligations or hedging or derivative instruments, or hold as inventory for purposes of resale to customers, any Assets owned by the Fund;

(iii) perform services, or hold itself out as willing to perform services, for any person or have or seek customers;

(iv) register as a broker-dealer under the laws of any country or political subdivision thereof, or register as, or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as, a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business;

(v) take any action causing it to be treated as a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency, or qualification for any exemption from tax, securities law or any other legal requirements;

(vi) hold itself out to the public as a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business, or hold itself out to the public, through advertising or otherwise, as originating loans or making a market in loans or other assets;

(vii) establish a branch, agency or other place of business within the United States; provided, that entering into this Agreement and the appointment of the Manager as described herein shall not be construed as a violation of this clause (vii); or

(viii) make any tax election which would cause it to be subject to United States federal, state or local income or franchise tax.

For purposes of this Exhibit A, “dealer” means: (a) a merchant of securities with an established place of business who in the ordinary course of business is engaged as a merchant in purchasing securities and selling them to customers with a view to the gains and profits that may be derived therefrom, and (b) a person that regularly offers to enter into, assume, offset, assign or otherwise terminate positions in derivatives with customers in the ordinary course of a trade or business, including regularly holding itself out, in the ordinary course of its trade or business, as being willing and able to enter into either side of a derivative transaction.

Requirements With Respect to Assets.

The Fund may acquire Assets only by assignment or participation and only with the consent of the Independent Investment Professional in each case, and may not execute any credit agreement whereby Assets are issued. The Fund shall not acquire any Asset, or enter into an understanding, arrangement, forward sale agreement or commitment with any person to acquire any Asset (a “Commitment”), in each case prior to the completion of the issuance and funding of such Asset, other than as otherwise permitted under “Forward Purchase Commitments” below. In addition, the Fund shall not have any communications or negotiations with the borrower or issuer of any Asset (directly or indirectly through the seller of such loan Asset, the agent, negotiator, originator or structuror thereof, or any other person) prior to the completion of the issuance and funding thereof, in connection with: the issuance or funding of such Asset or commitments with respect thereto, or the Fund’s acquisition of such Asset or the Fund’s Commitment with respect thereto, in each case, except as otherwise permitted under “Forward Purchase Commitments” below.

The Fund shall not be entitled to, earn or receive from any person any premium, fee, commission or other compensation for services, whether or not denominated as received for services, in connection with: acquiring or disposing of an Asset, or entering into a commitment to acquire or dispose of an Asset, including without limitation, in each case, any amount that is attributable or otherwise determined by reference to the amount of any origination, underwriting or similar profit or related or similar fees for services earned by an underwriter, placement agent, lender, arranger, agent or other similar person in connection with the issuance or funding of an Asset. In furtherance and not in limitation of the immediately preceding sentence, the Fund shall not be entitled to, earn or receive directly from any person any separately stated premium, fee or commission that is compensation for services or that is based upon or otherwise determined by reference to the amount of any such services.

Additional Requirements With Respect to Affiliate Assets.

The Manager shall not cause the Fund to purchase any Asset with respect to which the Manager or any of its Affiliates (a) proposes to sell to the Fund such Asset or a portion thereof, or any Assets issued by the same borrower or issuer, (b) acted as an underwriter, financial advisory, placement or other agent, arranger, negotiator or structuror in connection with the issuance or origination of such Asset, (c) was an agent, negotiator, structuring agent, bridge loan provider (where a bridge loan is repaid by such Asset) or member of the original lending syndicate with respect to such Asset, or (d) earned or received any compensation relating to the origination of such Asset (each such Asset, an “Affiliate Asset”), unless such acquisition is in compliance with the following conditions:

(i) the Independent Investment Professional shall have approved the purchase by the Fund of such Affiliate Asset after a review of the terms and conditions thereof and a determination that such transaction shall be effected on an arm’s length basis and that the purchase price represents fair market value (x) by reference to dealer quotes or the price paid by a material unrelated secondary buyer in a contemporaneous sale on the same terms, or (y) to the extent there is no independent sale or the price paid in such sale is not reasonably ascertainable, the acquisition price paid for an Affiliate Asset by or on behalf of the Fund shall be equal to the fair market value price that an unrelated independent secondary market acquirer would acquire such Affiliate Asset in an arm’s length transaction;

(ii) at least 30 days shall have passed since the issuance and funding of such Affiliate Asset; and

(iii) without the prior written consent of the Shareholders holding not less than 51% of the Percentage Interests in the Class whose capital is responsible for making such investment, the Fund (a) may not purchase Assets in a greater dollar amount than such corresponding Assets are held by the Manager and its Affiliates, and (b) may not purchase more than 50% of any Affiliate Asset;

provided, however, that in the event that the Manager and the Fund each propose to purchase Assets from a third-party originator or seller under circumstances where none of clauses (a) through (d) above apply to the Manager and its Affiliates, then such proposed Asset shall not be deemed to be an “Affiliate Asset” for purposes of the above.

In addition, the Manager shall not cause the Fund to sell or assign any Asset to the Manager or any of its Affiliates in a transaction in which the Manager is acting as principal for its own account or has discretionary authority to invest for the account of such Affiliate, unless such sale or assignment is consented to by the Independent Investment Professional, which consent shall not be unreasonably withheld or delayed so long as such sale or assignment is effected at the fair market value price that an unrelated independent secondary market acquirer would acquire such Asset in an arm’s length transaction. It is understood and agreed that the consent requirement of the immediately preceding sentence shall not apply to any sale or assignment of any Assets to any Person whose equity is at least majority owned by the Fund (e.g., a collateralized loan obligation or other special purpose financing vehicle).

Maintenance of Separate and Independent Status.

Neither the Independent Investment Professional nor any of the employees or personnel performing duties of the Manager on behalf of the Fund relating to the purchase of Affiliate Assets shall be directly or indirectly involved in any origination or underwriting activities with respect to any Asset, or have access to any files, records, or other information that is not available to independent unrelated secondary market acquirers concerning the origination or underwriting of any such Asset. In addition, neither the Independent Investment Professional nor any of the employees or personnel performing duties of the Manager on behalf of the Fund relating to the purchase of Affiliate Assets shall be a party to any discussions or meetings relating to origination or underwriting activities with respect to any Affiliate Asset. No employee or personnel of the Manager who is involved in any origination or underwriting activities with respect to any Affiliate Asset shall have any direct or indirect influence over the decision making process of the Fund or the Independent Investment Professional with respect to the acquisition or disposition of any Affiliate Asset on behalf of the Fund.

Revolving Loans or Delayed Draw Loans.

The Fund shall not acquire an interest (including by means of participation) in a revolving loan Asset or a delayed draw loan Asset unless:

(i) such interest is acquired in the secondary market, and taken together with the aggregate principal amount of other such interests held by the Fund does not exceed 15% of the aggregate principal amount of all Assets held by the Fund;

(ii) neither the Fund, the Manager on behalf of the Fund, nor the Independent Investment Professional has participated in the negotiation of the terms of such revolving loan or delayed draw loan;

(iii) the terms of such revolving loan or delayed draw loan are fixed as of the date of the Fund’s acquisition thereof and do not provide the Fund any discretion (except for consenting or withholding consent to amendments, waivers or other modifications or granting of customary waivers upon default) as to whether to make advances under such revolving loan or delayed draw loan; and

(iv) more than a de minimis amount of such loan has been funded, or such loan is associated with a term loan to such borrower which has been fully funded.

Forward Purchase Commitments.

Pursuant to the above, the Fund shall not have nor make any Commitment to acquire an Asset from a seller before completion of the closing, full funding and seasoning (except, with respect to funding, in the case of a revolving loan or a delayed draw loan) of the Asset, except as permitted in the following provisions.

If a Commitment is made to acquire an Asset, other than an Affiliate Asset, from a seller before completion of the closing and full funding of the Asset by such seller, such Commitment shall only be made pursuant to a forward sale agreement at an agreed price (a “Forward Purchase Commitment”). Any Forward Purchase Commitment with any seller in respect of an Asset may only be made after such seller has delivered its own commitment with respect to the related Asset.

In the process of making or negotiating to make a Forward Purchase Commitment, the Fund shall not negotiate with respect to any term of the Asset to which the Forward Purchase Commitment relates. The Fund is not prevented from negotiating the terms of the Forward Purchase Commitment, including the price at which the Fund shall acquire the Asset to which the Forward Purchase Commitment relates.

If the Fund enters into a Forward Purchase Commitment to acquire an Asset, the Fund’s obligation under the Forward Purchase Commitment shall be conditioned on there being, as of the time the Fund is to acquire the Asset, no material adverse change in the condition of the borrower or issuer, the Asset or the financial markets.

The Fund shall not have any contractual relationship with the borrower or issuer with respect to an Asset that will be subject to a Forward Purchase Commitment until the Fund actually closes the acquisition of that Asset. On the funding date of the Asset, the documents relating to the Asset shall not list the Fund as a “Lender” or otherwise as a party to any document relating to the issuance of the Asset. The Fund shall not be a signatory on any lending agreement or any other document relating to the issuance of the Asset. Subject to the terms hereof, the Fund may, however, enter into a contract to commit to take an assignment or acquire a participation when the Asset is funded and at least 48 hours have thereafter elapsed.

For the avoidance of doubt, the Fund shall not enter into any Forward Purchase Commitment in respect of any Affiliate Asset. The Fund, or the Independent Investment Professional acting on its behalf, may, however, undertake customary due diligence communications with an issuer or obligor of an Affiliate Asset or any other Asset that would be reasonably necessary in order for an investor or trader to make a reasonably informed decision to acquire any such Asset for its own account and that are not in connection with the origination of any such Asset.

Equity Restrictions.

The Fund shall not acquire (whether as part of a “unit” with an Asset, in exchange for an Asset or otherwise, except in connection with the exercise of any right or remedy with respect to an Asset) any asset that is treated for U.S. federal income tax purposes as:

(i) an equity interest in a partnership, a trust or a disregarded entity (unless all of the assets of such trust or disregarded entity would otherwise qualify as Assets hereunder);

(ii) a residual interest in a “REMIC” (as such term is defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”));

(iii) an ownership interest in a “FASIT” (as such term is defined in the Code); or

(iv) any asset that constitutes “United States real property interest”, including certain interest in a “United States real property holding corporation” (as such terms are defined in the Code).

Synthetic Securities.

The Fund shall not:

(i) acquire or enter into any Synthetic Security with respect to any reference obligation the direct acquisition of which would violate any of the provisions of this Exhibit A. For purposes hereof, a “Synthetic Security” means any swap transaction or other investment purchased from or entered into by the Fund with a counterparty, the returns on which are linked to the credit performance of one or more reference obligations, but which may provide for a different maturity, payment dates, interest rate, credit exposure or other credit or non-credit related characteristics than such reference obligation, and which swap transaction or other investment otherwise complies with the terms of this Agreement and the Fund Documents;

(ii) use Synthetic Securities as a means of providing insurance, a guarantee or similar credit enhancement to or through a Synthetic Security counterparty or an affiliate of a Synthetic Security counterparty or as a means of leveraging credit risk, whether through the use of a basket of reference obligations or otherwise;

(iii) use Synthetic Securities as a means of making advances to a Synthetic Security counterparty; or

(iv) acquire or enter into any Synthetic Security with the intention of trading such Synthetic Security for short term profits.